UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 23, 2016

BEN FRANKLIN FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Maryland	000-55352	67-1746204
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

830 East Kensington Road, Arlington Heights, Illinois	60004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 398-0990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers;  Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2016, Robert A. Kotecki, CFA, was appointed to the Board of Directors of Ben Franklin Financial, Inc. (the "Company"), the holding company for Ben Franklin Bank of Illinois (the "Bank").  Mr. Kotecki also serves on the Board of Directors of the Bank.  Mr. Kotecki, age 51, is a Principal with the Investment Banking team of FIG Partners.  Prior to joining FIG Partners, Mr. Kotecki served as a Managing Director at Sterne, Agee & Leach, Inc. and as a Managing Director at Keefe, Bruyette & Woods, Inc. The Company’s Board of Directors has not yet determined which, if any, Board committees Mr. Kotecki will serve on.

Also on March 23, 2016, Bernadine C. Dziedzic informed the Company that she would retire from the Boards of Directors of the Company and the Bank effective April 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEN FRANKLIN FINANCIAL, INC.
DATE: March 23, 2016	By:	/s/ C. Steven Sjogren
C. Steven Sjogren
Chairman, President and Chief Executive Officer